UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 28, 2002

                         Commission File Number: 1-7348

                          Dynamics Research Corporation
             (Exact name of registrant as specified in its charter)


      Massachusetts                                             04-2211809
(State of jurisdiction                                       (I.R.S. Employer
    of Incorporation)                                       Identification No.)

                                60 Frontage Road
                             Andover, MA 01810-5498
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (978) 475-9090


ITEM 4.           Changes in Registrant's Certifying Accountant.
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                  On June 28, 2002, the Audit Committee of the Board of
Directors of Dynamics Research Corporation ("DRC") decided, with the approval of the Company's Board of Directors, to dismiss Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants.

                  The reports of Arthur Andersen on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                  During the Company's two most recent fiscal years and through June 28, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference thereto in connection

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with its report on the Company's consolidated financial statements for such years; and there were no reportable events as such term is used in Item 304(a)(1)(v) of Regulation S-K.

                  The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated June 28, 2002, stating its agreement with such statements.

ITEM 7.   Financial Statements and Exhibits.
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          (c)      Exhibits

          Exhibit 16     Letter from Arthur Andersen LLP to the      Filed
                         Securities and Exchange Commission          separately
                         dated June 28, 2002                         by Arthur
                                                                     Andersen

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DYNAMICS RESEARCH CORPORATION

                                           By:  /s/ David Keleher
                                           --------------------------------
                                            David Keleher
                                            Chief Financial Officer

Date:    June 28, 2002